UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2017
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act).  Yes   ☒     No   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Yes   ☐     No   ☒

Item 1.01.

Entry into a Material Definitive Agreement.

On June 21, 2017, Talon Bren Road, LLC, (the “Company”), a limited liability company that is wholly owned by Talon OP, L.P., (the “Parent”), a limited partnership and the entity through which Talon Real Estate Holding Corp. conducts substantially all of its business, entered into a Promissory Note Secured By Mortgage and Collateral Security Agreement (the “Note”) with MCREIF SubREIT LLC (the “Lender”), in the principal amount of $15.1 million.  The Note bears interest at a rate equal to 9.5% per annum and has an initial maturity date of June 1, 2018. The Note is subject to a balloon payment upon maturity in the amount of $15.2 million, which is comprised of the unpaid principle balance of $15.1 million and the unpaid interest only payment of $0.1 million. Pursuant to the Note, approximately $20,500 has been deposited as a good faith payment to the Lender. The transaction closed and funds were transferred on June 23, 2017.

The Note relates to (1) the Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, dated June 21, 2017 by the Company (the “Mortgage”), and (2) the Collateral Security Agreement dated June 21, 2017 by the Company (together with the Mortgage, the “Security Instruments”). The Note is secured by (i) a mortgage on the Company’s interest in its building located at 10301 Bren Road West, Minnetonka, Minnesota 55343 (the “Property”), (ii) any land or mineral and water rights attached to the Property, (iii) an assignment of lease and rents, (vi) all of the Company’s assets, (v) an environmental indemnity from the Company and Talon Real Estate Holding Corp. and Matthew G. Kaminski together as guarantors, and (vi) other collateral specified in the Note documents. The Note documents contain events of default that are customary for loans of this type. The Note is guaranteed by Talon Real Estate Holding Corp. and Matthew G. Kaminski, the Registrant’s Chief Executive Officer and a director of the Registrant.

The foregoing description does not purport to be complete and is qualified in its entirety by the Note and the Security Instruments, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 1.02.

Termination of a Material Definitive Agreement.

The proceeds from the Note were used to refinance the loan dated May 29, 2014, by and between Bren Road, LLC and Bell State Bank & Trust (the “Bell Loan”) with an aggregate principal amount of $11.5 million and an average interest rate of 4.65%. The Bell Loan was due to mature on May 28, 2019. All outstanding proceeds were paid in full on June 23, 2017 and any liens on the secured assets were released.

The foregoing description does not purport to be complete and is qualified in its entirety by the Bell Loan documents, which are filed as Exhibits 10.3 and 10.4 to the Company’s Form 8-K filed June 3, 2014 (SEC File No. 000-53917) and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01.

Exhibits.

(d)

Exhibits.

10.1

Promissory Note Secured by Mortgage and Collateral Security Agreement dated June 21, 2017, by Talon Bren Road, LLC.

10.2

Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, dated June 21, 2017 by Talon Bren Road, LLC.

10.3

Collateral Security Agreement dated June 21, 2017, by and between Talon Bren Road, LLC and MCREIF SubREIT LLC.

10.4

Promissory Note between Talon Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014 (incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K (No. 000-53917)).

10.5

Loan Agreement between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K (No. 000-53917)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: June 21, 2017	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Promissory Note Secured by Mortgage and Collateral Security Agreement dated June 21, 2017, by Talon Bren Road, LLC.	Filed Electronically

10.2	Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, dated June 21, 2017 by Talon Bren Road, LLC.	Filed Electronically

10.3	Collateral Security Agreement dated June 21, 2017, by and between Talon Bren Road, LLC and MCREIF SubREIT LLC.	Filed Electronically

10.4	Promissory Note between Talon Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014 (incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K (No. 000-53917)).	Incorporated by Reference

10.5

Loan Agreement between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K (No. 000-53917).

Incorporated by Reference